Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.

5199 N. Mingo Road, Tulsa, OK 74117

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report, dated March 23, 2010 (except for Note 13, which is as of June 30, 2010), relating to the consolidated financial statements and schedule of Global Power Equipment Group Inc. appearing in the Company’s Amendment No. 3 to Form 10 filed with the Securities Exchange Commission on July 30, 2010.

/s/ BDO USA, LLP BDO USA, LLP (formerly known as BDO Seidman, LLP)

Dallas, Texas

September 28, 2010